UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	REPH	Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act:

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

Agreements with Baudax Bio, Inc.

On November 21, 2019, Recro Pharma, Inc. (“Recro” or the “Company”) completed the previously announced separation of its acute care business segment, and certain other assets and liabilities. The separation was effected by means of a distribution of all of the outstanding shares of common stock of its wholly-owned subsidiary Baudax Bio, Inc. (“Baudax”) through a dividend of Baudax’s common stock, to Recro’s shareholders of record as of the close of business on November 15, 2019 (the entire transaction being referred to as the “Separation”).

Separation Agreement

In connection with the Separation, Recro entered into a separation agreement with Baudax, dated as of November 20, 2019, that, among other things, sets forth its agreements with Baudax regarding the principal actions to be taken in connection with the Separation (the “Separation Agreement”). The Separation Agreement identifies assets to be transferred, liabilities to be assumed and contracts to be assigned to each of Baudax and Recro as part of the Separation and provides for when and how these transfers, assumptions and assignments will occur.

The Separation Agreement is intended to provide Baudax and Recro with assets to operate their respective businesses and retain or assume liabilities related to those assets. Each of Baudax and Recro agreed to cross indemnities with respect to pre- and post-Separation claims, that are principally designed to place financial responsibility for the obligations and liabilities allocated to Baudax under the Separation Agreement with Baudax and financial responsibility for the obligations and liabilities allocated to Recro under the Separation Agreement with Recro. Recro and Baudax each agreed to submit to binding arbitration to settle any dispute which may arise under the Separation Agreement and ancillary agreements entered into contemporaneous with the Separation.

Tax Matters Agreement

Recro and Baudax also entered into a tax matters agreement, dated as of November 20, 2019, governing each party’s respective rights, responsibilities and obligations to pay taxes for any tax period ending on or before the distribution of all of the outstanding shares of Baudax’s common stock to Recro’s shareholders (the “Distribution”), as well as tax periods ending after the Distribution (the “Tax Matters Agreement”). In addition, the Tax Matters Agreement addresses the allocation of liability for taxes incurred as a result of the Separation. The Tax Matters Agreement provides that each of Recro and Baudax will bear its own costs relating to the preparation, filing and payment of taxes due and payable on any tax returns filed by such entity. Both Recro and Baudax have agreed to indemnify the other party for all tax-related liabilities incurred by the other party arising out of its breach of any covenant in the Tax Matters Agreement.

Employee Matters Agreement

In connection with the Separation, Recro also entered into an employee matters agreement with Baudax, dated as of November 20, 2019 (the “Employee Matters Agreement”). The Employee Matters Agreement governs Recro and Baudax’s respective compensation and benefit obligations with respect to current and former employees, directors and consultants. The Employee Matters Agreement sets forth general principals relating to employee matters in connection with the Separation, such as the assignment of employees, the assumption and retention of liabilities and related assets, expense reimbursements, workers’ compensation, leaves of absence, the provision of comparable benefits, employee service credit, the sharing of employee information and the duplication or acceleration of benefits.

The Employee Matters Agreement allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs with Recro retaining liabilities (both pre- and post-distribution) and responsibilities with respect to retained Recro employees and with Baudax retaining responsibilities with respect to Recro employees who will transfer to Baudax in connection with the Separation. The Employee Matters Agreement provides that, following transfer of employment to Baudax, Baudax’s active employees generally will no longer participate in benefit plans sponsored or maintained by Recro and will commence participation in Baudax’s benefit plans. The Employee Matters Agreement also provides that (i) the Distribution does not constitute a change in control under Recro’s plans, programs, agreements or arrangements and (ii) the Distribution and the assignment, transfer or continuation of employment of employees with another entity will not constitute a severance event under applicable plans, programs, agreements or arrangement.

Transition Services Agreement

Recro and Baudax also entered into a transition services agreement, dated as of November 20, 2019, which sets forth the terms on which Recro will provide to Baudax, and Baudax will provide to Recro, on a transitional basis, certain services or functions that the companies historically have shared (the “Transition Services Agreement”). Transition services include various corporate, administrative and information technology services. The Transition Services Agreement provides for the provision of specified transition services for an initial term of twelve months and will thereafter automatically renew for subsequent twelve-month periods unless one of the parties provides three months’ written notice of its intent to not renew the agreement.

The foregoing descriptions of the Separation Agreement, Tax Matters Agreement, Employee Matters Agreement and Transition Services Agreement are only summaries and are qualified in their entirety by reference to the complete terms and conditions of the Separation Agreement, Tax Matters Agreement, Employee Matters Agreement and Transition Services Agreement, which are attached as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Bifurcation Agreement

Recro Gainesville LLC, a wholly-owned subsidiary of the Company (“Recro Gainesville”), is a party to the Asset Transfer and License Agreement by and between Alkermes Pharma Ireland Limited (“APIL”) and Recro Gainesville (as successor to DV Technology LLC), dated April 10, 2015 (as amended, the “Alkermes License Agreement”), pursuant to which Recro Gainesville exclusively licenses certain intellectual property from APIL, including nanotechnology intellectual property (the “Nanotechnology IP”) for use in the development, manufacturing and commercialization of IV meloxicam.

In connection with the Separation, on November 20, 2019, Recro Gainesville entered into a Partial Assignment, Assumption and Bifurcation Agreement (the “Bifurcation Agreement”) with APIL, pursuant to which Recro Gainesville assigned, conveyed and transferred to Baudax the exclusive worldwide license, to the Nanotechnology IP for use in the development, manufacturing and commercialization of IV meloxicam. Under the Bifurcation Agreement, Baudax agreed to satisfy certain obligations and liabilities under the Alkermes License Agreement, including the obligations to make up to $140 million in earn-out consideration payments to APIL for developmental and commercial milestones achieved relating to IV meloxicam and to pay an earn-out percentage of future net sales of IV meloxicam between 10% and 12%. Recro Gainesville remains responsible for all other rights and obligations under the Alkermes License Agreement that are not bifurcated, assigned to and/or assumed by Baudax.

The foregoing description of the Bifurcation Agreement is qualified in its entirety by reference to the complete terms and conditions of the Bifurcation Agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

As described above, on November 21, 2019, Recro completed the Separation. As part of the Separation, Recro shareholders received one share of Baudax common stock for every two and one-half shares of Recro common stock held at the close of business on November 15, 2019. Recro did not issue fractional shares of Baudax’s common stock in the distribution. Instead, Recro shareholders are entitled to receive cash in lieu of fractional Baudax shares.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

2.1	Separation Agreement, dated as of November 20, 2019, by and between Recro Pharma, Inc. and Baudax Bio, Inc.

10.1	Tax Matters Agreement, dated as of November 20, 2019, by and between Recro Pharma, Inc. and Baudax Bio, Inc.

10.2	Employee Matters Agreement, dated as of November 20, 2019, by and between Recro Pharma, Inc. and Baudax Bio, Inc.

10.3	Transition Services Agreement, dated as of November 20, 2019, by and between Recro Pharma, Inc. and Baudax Bio, Inc.

10.4	Partial Assignment, Assumption and Bifurcation Agreement, dated November 20, 2019, by and among Alkermes Pharma Ireland Limited, Recro Gainesville LLC, Recro Pharma, Inc. and Baudax Bio, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	President and Chief Executive Officer

Date: November 26, 2019